Global Axcess Corp Announces Third Quarter 2010 Financial Results

JACKSONVILLE, Fla., November 9, 2010 /PRNewswire-FirstCall/ -- Global Axcess Corp (OTC Bulletin Board: GAXC - News; the "Company"), an independent provider of self-service kiosk solutions, today announced the financial results for the third quarter ended September 30, 2010.

Financial highlights for the quarter ended September 30, 2010 included:

• Revenue	$5.8 million
• Core (ATM) revenue	$5.4 million
• DVD Services rental revenue	$359,000
• Core (ATM) net income	$350,000
• DVD Services net loss	$(446,000)
• EBITDA from continuing operations (See Reconciliation)	$632,000
• Operating income from continuing operations	$42,000
• Net loss	$(96,000)
• Diluted earnings per share	$0.00

Financial highlights for the nine month period ended September 30, 2010 included:

• Revenue	$16.7 million
• Core (ATM) revenue	$16.2 million
• DVD Services rental revenue	$462,000
• Core (ATM) net income	$1.2 million
• DVD Services net loss	$(865,000)
• EBITDA from continuing operations (See Reconciliation)	$2.3 million
• Operating income from continuing operations	$814,000
• Net income	$343,000
• Diluted earnings per share	$0.01

Mr. George McQuain, Chief Executive Officer of the Company, stated, “We grew our top-line revenue by 8.5% primarily as a result of the response to our completed deployment of new DVD kiosks for the major grocery chain with whom Global Axcess signed a three-year contract to initially install 323 DVD kiosk locations. All 323 kiosks have been activated and are renting DVDs to customers and we are encouraged with the early rental volume even though marketing activity is not commencing until mid-November. DVD revenues increased 498% sequentially to approximately $359,000, albeit from a small base of approximately $60,000 in the second quarter 2010. Our heavy investments to complete the initial DVD kiosk installations, which included creating a temporary DVD infrastructure to operationally handle the launch, and to establish a robust DVD library resulted in a small net loss in the third quarter overall, which was not unexpected. However, the DVD business produced a positive gross margin during September and we expect the DVD business to be EBITDA positive by the end of 2010 and net income positive heading into 2011, in-line with our growth plans. Since the end of the quarter, we have begun to combine and integrate the DVD services infrastructure, overlaying these operations on top of our permanent ATM operations.  These efforts will result in reduced operating expenses going forward.  The major grocery store chain’s current annual revenue run-rate is approximately $3.2 million and is ramping up on a weekly basis.  With the majority of the initial expenditures behind us, we look forward to leveraging our investments as we grow our DVD business.”

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

Third Quarter 2010 Financial Results
The Company reported revenues from continuing operations of $5.8 million for the three-month period ended September 30, 2010 an 8.7% increase compared to $5.3 million for the three-month period ended September 30, 2009. Core ATM revenue was approximately $5.4 million and revenues generated from the DVD rental kiosks were $359,105. Gross profit from continuing operations was $2.3 million, or 39.9% gross margin, for the third quarter of 2010 compared to $2.5 million, or 47.5% gross margin, for the same period of 2009. Approximately $417,000 of the increase in cost of revenues year over year related to the DVD business.

Operating expenses for the third quarter ended September 30, 2010 increased 18.9% to $2.3 million from $1.9 million in the year-ago period. The increase in SG&A expenses was mainly due to $285,953 of expenses incurred in connection with the DVD rental kiosk initiative. Depreciation expense increased due to increased ATM and DVD kiosks purchased during 2009 and 2010 to support new business in both business lines.

Operating income from continuing operations was $42,081 for the quarter ended September 30, 2010 compared to $623,343 in the year-ago period. During the third quarter of 2010, the Company recorded net interest expense of $137,915 compared to net interest expense of $147,299 for the same period in 2009.  EBITDA (earnings before net interest, taxes, depreciation and amortization) for the third quarter of 2010 was $631,906, compared to $1.1 million in the third quarter of 2009. Adjusted EBITDA (EBITDA before stock compensation expenses and loss on early extinguishment of debt) was $686,194 for the third quarter of 2010 from $1.2 million for the third quarter of 2009. EBITDA represents a non-GAAP (Generally Accepted Accounting Principles) financial measure. A table reconciling this measure to the appropriate GAAP measure is included in this release.

Net loss for the third quarter ended September 30, 2010 was $95,834, or $0.00 per share (based on 22.0 million basic and diluted weighted average shares outstanding), which compares to net income of $476,044, or $0.02 per share (based on 21.9 million basic and 23.5 million diluted weighted average shares outstanding, respectively), for the same period of 2009.

Year-to-Date 2010 Financial Results
For the nine month period ended September 30, 2010, total revenue was $16.7 million, an increase of 3.5%, compared to $16.1 million for the same period of 2009. Core ATM revenue was approximately $16.2 million and revenues generated from DVD rental kiosks were $461,920. Gross profit for the nine month period ended September 30, 2010, was $7.3 million, reflecting a gross margin of 44.0%, compared to gross profit of $7.6 million, or a gross margin of 47.5%, for the comparable 2009 period. Approximately $577,000 of the increase in cost of revenues year over year related to the DVD business. Operating income from continuing operations for the nine months was $814,321, compared to $2.1 million for the same period of 2009. Net income for the nine months ended September 30, 2010, was $343,367, or $0.02 per basic share (based on 21.9 million basic weighted average shares outstanding) and $0.01 per diluted share (based on 23.5 million diluted weighted average shares outstanding), compared to net income for the same period of 2009 of $1.1 million, or $0.05 per share (based on 21.6 million basic and 22.4 million diluted weighted average shares outstanding, respectively). EBITDA was $2.3 million for the nine months ended September 30, 2010, as compared to $3.1 million for the nine months ended September 30, 2009. Adjusted EBITDA was $2.6 million for the nine months ended September 30, 2010, as compared to $3.6 million for the nine months ended September 30, 2009.

“The pipeline for our core ATM business continues to grow as well,” Mr. McQuain continued. “The addition of another ATM salesperson during the previous quarter has allowed us to further penetrate this market as we continue to deliver our unparalleled level of service and quality to new, existing and expanded ATM customer relationships.”

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

Balance Sheet and Cash Flows
Net cash provided by continuing operating activities during the nine-month period ended September 30, 2010 was $2.2 million compared to net cash provided by continuing operating activities of $3.3 million in the year-ago period. Shareholders’ equity increased 3% to $17.1 million from $16.6 million at December 31, 2009.

Conference Call Information

Anyone interested in participating in the conference call scheduled for Wednesday, November 10, 2010 at 10 a.m. ET should call 800-723-6751 and enter pass code 1741255 if calling within the United States, or 785-830-7980 and pass code 1741255 if calling internationally, approximately 5 to 10 minutes prior to 10 a.m. There will be a playback available until November 18, 2010. To listen to the playback, please call 888-203-1112 if calling within the United States or 719-457-0820 if calling internationally. Please use pass code 1741255 for the replay.  A transcript of the conference call will be available on the Company's website on August 16, 2010 or by calling Brett Maas of Hayden IR at 646-536-7331.

About Global Axcess Corp

Headquartered in Jacksonville, Florida, Global Axcess Corp was founded in 2001 with a mission to emerge as the leading independent provider of self-service kiosk services in the United States. The Company provides turnkey ATM and other self-service kiosk management solutions that include cash and inventory management, project and account management services. Global Axcess Corp currently owns, manages or operates more than 4,900 ATMs and other self-service kiosks in its national network spanning 43 states.  For more information on the Company, please visit http://www.globalaxcess.biz.  For more information on Nationwide Money Services, please visit http://www.nationwidemoney.com.

Investor Relations Contacts:
    Sharon Jackson: 904-395-1149
    IR@GAXC.biz

    Hayden IR:
    Brett Maas or Jeff Stanlis: (646) 536-7331
    Brett@haydenir.com / Jeff@haydenir.com

This press release may contain forward-looking statements. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: "believes," "expects," "may," "will," "should," or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Various important risks and uncertainties may cause the Company's actual results to differ materially from the results indicated by these forward-looking statements. For a list and description of the risks and uncertainties the Company faces, please refer to Part I, Item 1 of the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 3, 2010, and other filings that have been filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, and such statements are current only as of the date they are made.

- tables follow -

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
	(Unaudited)	(Audited)
	September 30, 2010	December 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$2,285,290	$2,007,860
Automated teller machine vault cash	250,000	250,000
Accounts receivable, net of allowance of $3,678 in 2010 and $12,616 in 2009	831,638	845,000
Inventory, net of allowance for obsolescence of $82,572 in 2010 and $94,572 in 2009	982,231	308,031
Deferred tax asset - current	868,848	868,848
Prepaid expenses and other current assets	202,966	132,100
Total current assets	5,420,973	4,411,839

Fixed assets, net	9,067,043	5,299,661

Other assets
Merchant contracts, net	10,190,858	10,665,613
Intangible assets, net	4,166,740	4,095,911
Deferred tax asset - non-current	813,618	813,618
Restricted cash	-	800,000
Other assets	72,807	30,307

Total assets	$29,732,039	$26,116,949

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$3,960,330	$2,983,583
Automated teller machine vault cash payable	250,000	250,000
Notes payable - related parties - current portion, net	28,955	26,722
Notes payable - current portion	21,222	19,803
Senior lenders' notes payable - current portion, net	1,980,412	1,828,572
Capital lease obligations - current portion	444,740	667,233
Total current liabilities	6,685,659	5,775,913

Long-term liabilities
Notes payable - related parties - long-term portion, net	51,254	72,690
Notes payable - long-term portion	57,132	73,120
Senior lenders' notes payable - long-term portion, net	5,652,933	3,300,000
Capital lease obligations - long-term portion	216,866	329,314
Total liabilities	12,663,844	9,551,037

Stockholders' equity
Preferred stock; $0.001 par value; 5,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock; $0.001 par value; 45,000,000 shares authorized,
22,237,861 and 21,931,786 shares issued and 22,084,836 and 21,883,924 shares
outstanding at 09/30/10 and 12/31/09, respectively	22,133	21,932
Additional paid-in capital	23,129,595	22,900,880
Accumulated deficit	(6,001,567)	(6,344,934)
Treasury stock; 153,025 and 47,862 shares of common stock at cost
at 09/30/10 and 12/31/09, respectively	(81,966)	(11,966)
Total stockholders' equity	17,068,195	16,565,912
Total liabilities and stockholders' equity	$29,732,039	$26,116,949

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended
	September 30, 2010	September 30, 2009

Revenues	$5,779,313	$5,314,857

Cost of revenues	3,473,994	2,787,699
Gross profit	2,305,319	2,527,158

Operating expenses
Depreciation expense	382,160	303,864
Amortization of intangible merchant contracts	207,665	201,790
Selling, general and administrative	1,619,125	1,367,182
Stock compensation expense	54,288	30,979
Total operating expenses	2,263,238	1,903,815
Operating income from continuing operations
before items shown below	42,081	623,343

Interest expense, net	(137,915)	(147,299)
Net Income (loss)	$(95,834)	$476,044

Income (loss) per common share - basic:
Net Income (loss) per common share	0.00	$0.02

Income (loss) per common share - diluted:
Net Income (loss) per common share	0.00	$0.02

Weighted average common shares outstanding:
Basic	21,954,030	21,883,924
Diluted	21,954,030	23,471,284

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Nine Months Ended
	September 30, 2010	September 30, 2009

Revenues	$16,666,296	$16,098,699

Cost of revenues	9,328,022	8,457,522
Gross profit	7,338,274	7,641,177

Operating expenses
Depreciation expense	1,013,260	863,206
Amortization of intangible merchant contracts	606,329	590,474
Selling, general and administrative	4,747,697	3,994,416
Stock compensation expense	156,667	86,064
Total operating expenses	6,523,953	5,534,160
Operating income from continuing operations
before items shown below	814,321	2,107,017

Interest expense, net	(368,808)	(509,789)
Loss on early extinguishment of debt	(102,146)	(467,391)
Net Income	$343,367	$1,129,837

Income per common share - basic:
Net Income per common share	$0.02	$0.05

Income per common share - diluted:
Net Income per common share	$0.01	$0.05

Weighted average common shares outstanding:
Basic	21,930,267	21,579,475
Diluted	23,481,861	22,442,190

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
	September 30, 2010	September 30, 2009

Cash flows from operating activities:
Income from continuing operations	$343,367	$1,129,837
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operating activities:
Stock based compensation	156,667	86,064
Stock options issued to consultants in lieu of cash compensation	-	16,063
Loss on early extinguishment of debt	61,508	467,391
Depreciation expense	1,013,260	863,206
Amortization of intangible merchant contracts	606,329	590,474
Amortization of capitalized loan fees	25,250	21,706
Allowance for doubtful accounts	12,824	(1,707)
Allowance for inventory obsolescence	(12,000)	47,227
Non-cash interest income on swap agreement with senior lender	-	(7,921)
Accretion of discount on notes payable	-	47,211
Changes in operating assets and liabilities:
Change in automated teller machine vault cash	-	(250,000)
Change in accounts receivable	538	47,728
Change in inventory	(722,804)	(247,818)
Change in prepaid expenses and other current assets	(70,866)	40,186
Change in other assets	(42,500)	(21,075)
Change in intangible assets, net	(157,587)	(70,696)
Change in accounts payable and accrued liabilities	976,747	247,533
Change in automated teller machine vault cash payable	-	250,000
Net cash provided by continuing operating activities	2,190,733	3,255,409

Cash flows from investing activities:
Costs of acquiring merchant contracts	(131,574)	(81,141)
Purchase of property and equipment	(4,459,354)	(628,365)
Net cash used in investing activities	(4,590,928)	(709,506)

Cash flows from financing activities:
Proceeds from issuance of common stock	2,249	9,100
Proceeds from senior lenders' notes payable	8,083,407	5,000,000
Proceeds from notes payable	710,533	69,905
Change in restricted cash	800,000	(800,000)
Principal payments on senior lenders' notes payable	(5,578,634)	(5,814,286)
Principal payments on notes payable	(725,102)	(7,208)
Principal payments on notes payable - related parties	(19,203)	(17,139)
Principal payments on capital lease obligations	(595,625)	(648,702)
Net cash provided by (used in) financing activities	2,677,625	(2,208,330)
Increase in cash	277,430	337,573
Cash, beginning of period	2,007,860	1,560,910
Cash, end of the period	$2,285,290	$1,898,483

Cash paid for interest	$345,942	$447,764

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

The following table sets forth a reconciliation of net income (loss) from continuing operations to EBITDA from continuing operations for the three months ended September 30, 2010 and 2009:

	For the Three Months Ended
	September 30, 2010	September 30, 2009

Net income (loss) from continuing operations	$(95,834)	$476,044
Interest expense, net	137,915	147,299
Depreciation expense	382,160	303,864
Amortization of intangible merchant contracts	207,665	201,790
EBITDA from continuing operations	$631,906	$1,128,997

The following table sets forth a reconciliation of net income from continuing operations to EBITDA from continuing operations for the nine months ended September 30, 2010 and 2009:

	For the Nine Months Ended
	September 30, 2010	September 30, 2009

Net income from continuing operations	$343,367	$1,129,837
Interest expense, net	368,808	509,789
Depreciation expense	1,013,260	863,206
Amortization of intangible merchant contracts	606,329	590,474
EBITDA from continuing operations	$2,331,764	$3,093,306

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

The following table sets forth a reconciliation of net income (loss) from continuing operations to EBITDA from continuing operations before stock compensation expense (“Adjusted EBITDA”)  for the three months ended September 30, 2010 and 2009:

	For the Three Months Ended
	September 30, 2010	September 30, 2009

Net income (loss) from continuing operations	$(95,834)	$476,044
Interest expense, net	137,915	147,299
Depreciation expense	382,160	303,864
Amortization of intangible merchant contracts	207,665	201,790
Stock compensation expense	54,288	30,979
Adjusted EBITDA	$686,194	$1,159,976

The following table sets forth a reconciliation of net income from continuing operations to EBITDA from continuing operations before stock compensation expense and loss on early extinguishment of debt (“Adjusted EBITDA”)  for the nine months ended September 30, 2010 and 2009:

	For the Nine Months Ended
	September 30, 2010	September 30, 2009

Net income from continuing operations	$343,367	$1,129,837
Interest expense, net	368,808	509,789
Depreciation expense	1,013,260	863,206
Amortization of intangible merchant contracts	606,329	590,474
Stock compensation expense	156,667	86,064
Loss on early extinguishment of debt	102,146	467,391
Adjusted EBITDA	$2,590,577	$3,646,761

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

The following table summarizes our revenue, gross profit, SG&A, depreciation and amortization, operating income, net income and EBITDA by segment for the periods indicated:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009

Revenue:
ATM Services	$5,420,208	$5,309,319	$16,204,376	$16,093,161
DVD Services	359,105	5,538	461,920	5,538
Consolidated revenue	$5,779,313	$5,314,857	$16,666,296	$16,098,699

Gross profit:
ATM Services	$2,373,072	$2,531,236	$7,468,870	$7,651,255
DVD Services	(67,753)	(4,078)	(130,596)	(10,078)
Consolidated gross profit	$2,305,319	$2,527,158	$7,338,274	$7,641,177

SG&A:
ATM Services	$1,333,172	$1,302,815	$4,146,725	$3,928,516
DVD Services	285,953	64,367	600,972	65,900
Consolidated SG&A	$1,619,125	$1,367,182	$4,747,697	$3,994,416

Depreciation & Amortization:
ATM Services	$497,223	$500,351	$1,486,529	$1,448,377
DVD Services	92,602	5,303	133,060	5,303
Consolidated depreciation & amortization	$589,825	$505,654	$1,619,589	$1,453,680

Operating income (loss):
ATM Services	$488,389	$697,091	$1,678,949	$2,188,298
DVD Services	(446,308)	(73,748)	(864,628)	(81,281)
Consolidated operating income	$42,081	$623,343	$814,321	$2,107,017

Net income (loss):
ATM Services	$350,474	$549,792	$1,207,995	$1,211,118
DVD Services	(446,308)	(73,748)	(864,628)	(81,281)
Consolidated net income (loss)	$(95,834)	$476,044	$343,367	$1,129,837

EBITDA:
ATM Services	$985,612	$1,197,442	$3,063,332	$3,169,284
DVD Services	(353,706)	(68,445)	(731,568)	(75,978)
Consolidated EBITDA	$631,906	$1,128,997	$2,331,764	$3,093,306

	(Unaudited)	(Audited)
	September 30	December 31
	2010	2009
Assets:
ATM Services	$24,720,353	$25,627,067
DVD Services	5,011,686	489,882
Consolidated assets	$29,732,039	$26,116,949

###

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz